As filed with the Securities and Exchange Commission on December 5, 2024

Registration No. 333–

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSCANADA PIPELINES LIMITED

(Exact name of Registrant as specified in its charter)

Canada	4922; 4923; 4924; 5172	52-2179728
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TransCanada Tower, 450 - 1 Street S.W., Calgary, Alberta, Canada, T2P 5H1, (403) 920-2000

(Address and telephone number of Registrant’s principal executive offices)

TransCanada PipeLine USA Ltd., 700 Louisiana Street, Suite 700, Houston, Texas 77002-2700, (832) 320-5201

(Name, address, and telephone number of agent for service in the United States)

Copies to:

Sean O’Donnell TransCanada PipeLines Limited TransCanada Tower 450 - 1 Street S.W. Calgary, Alberta, Canada T2P 5H1 (403) 920-2000	Andrew J. Ericksen Laura Katherine Mann White & Case LLP 609 Main Street, Suite 2900 Houston, Texas USA, 77002 (713) 496-9700	Jeff Bakker Blake, Cassels & Graydon LLP 855 - 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary, Alberta, Canada AB T2P 4J8 (403) 260-9600

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	By at some future date (check appropriate box below):

1.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box: ☒

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities (except where an exemption from such delivery requirement is available). This short form base shelf prospectus has been filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.

This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of TransCanada PipeLines Limited at 450 – 1st Street S.W. Calgary, Alberta, Canada T2P 5H1 (telephone (403) 920-2000), and are also available electronically at www.sedarplus.ca.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 5, 2024

TRANSCANADA PIPELINES LIMITED

Debt Securities

TransCanada PipeLines Limited (“TCPL” or the “Corporation”) may from time to time offer and issue unsecured bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (the “debt securities”) during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the “prospectus”), remains valid, as shall be designated by the Corporation at the time of offering.

The specific terms of any offering of debt securities will be set forth in one or more shelf prospectus supplements (each, a “prospectus supplement”) including, where applicable, the specific designation of the debt securities, any limit on the aggregate principal amount of the debt securities, the currency, the maturity, the offering price, whether payment on the debt securities will be senior or subordinated to the Corporation’s other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, any terms of redemption, any conversion or exchange rights and any other specific terms. A prospectus supplement may include other specific terms pertaining to the debt securities generally, or to any particular debt securities, that are not prohibited by the parameters set forth in this prospectus.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus, except where an exemption from such delivery requirement is available. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of such prospectus supplement and only for the purposes of the distribution of the debt securities to which such prospectus supplement pertains.

TCPL may offer and sell the debt securities to or through underwriters or dealers purchasing as principals and may also sell the debt securities to one or more purchasers directly or through agents. See “Plan of Distribution”. The prospectus supplement relating to a particular offering of debt securities will identify each underwriter, dealer or agent, as the case may be, engaged by TCPL in connection with the offering and sale of the debt securities, and will also set forth the terms of the offering of such debt securities, including the method of distribution of such debt securities, the proceeds to TCPL and any fees, discounts or other compensation payable to the underwriters, dealers or agents and any other material terms of the plan of distribution. No underwriter, dealer or agent has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

Unless otherwise specified in the applicable prospectus supplement, each series or issue of debt securities will be a new issue of debt securities with no established trading market and will not be listed on any securities or stock exchange. The debt securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the debt securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution. If debt securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for the debt securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers’ or agents’ to TCPL. See “Plan of Distribution”.

In connection with any offering of debt securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the debt securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution.”

TCPL’s head office and registered office is located at 450 - 1st Street S.W., Calgary, Alberta, Canada, T2P 5H1.

There is no market through which the debt securities may be sold and purchasers may not be able to resell debt securities purchased under this prospectus. This may affect the pricing of the debt securities in the secondary market, the transparency and availability of trading prices, the liquidity of the debt securities, and the extent of issuer regulation. See “Risk Factors” as well as the “Risk Factors” section of the applicable prospectus supplement.

We are permitted, as a Canadian issuer, under a multijurisdictional disclosure system adopted by the United States (“U.S.”), to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the U.S.

You should be aware that the acquisition of the debt securities described herein may have tax consequences both in the U.S. and in Canada. Such tax consequences for investors who are residents in, or citizens of, the U.S. may not be described fully herein or in any applicable prospectus supplement. You should read the tax discussion in any applicable prospectus supplement, however, this prospectus or any applicable prospectus supplement may not fully describe these tax consequences.

Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, that some or all of our officers and directors may be residents of Canada, that some or all of the experts named in the registration statement may be residents of Canada and that all or a substantial portion of our assets and the assets of said persons are located outside the U.S.

As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined herein). See “Reliance on Exemptions for Well-Known Seasoned Issuers”.

Scott B. Bonham, Cheryl F. Campbell, Bill Johnson, John E. Lowe, Mary Pat Salomone, Thierry Vandal and Dheeraj Verma are directors of the Corporation who reside outside of Canada and each of these directors has appointed the Corporation as agent for service of process at 450 - 1st Street, S.W., Calgary, Alberta, Canada T2P 5H1. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

THESE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein include “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of securities laws, including the “safe harbour” provisions of the Securities Act (Alberta), the Securities Act (Ontario), the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The words “anticipate”, “expect”, “believe”, “may”, “will”, “should”, “estimate”, “project”, “outlook”, “forecast”, “intend”, “target”, “plan” or similar words are used to identify such forward-looking information. Forward-looking information in this prospectus and in the documents incorporated by reference herein is intended to provide potential investors with information regarding the Corporation, including management’s assessment of our future plans and financial outlook. Forward-looking information in this prospectus includes statements under the headings “Use of Proceeds” and “Plan of Distribution”. Forward-looking information in the documents incorporated by reference herein may include, but is not limited to, statements regarding:

•	our financial and operational performance, including the performance of our subsidiaries;

•	expectations about strategies and goals for growth and expansion, including acquisitions;

•	expected cash flows and future financing options available along with portfolio management;

•	expectations regarding the size, structure, timing, conditions and outcome of ongoing and future transactions, including our asset divestiture program;

•	expected dividend growth;

•	expected access to and cost of capital;

•	expected energy demand levels;

•	expected costs and schedules for planned projects, including projects under construction and in development;

•	expected capital expenditures, contractual obligations, commitments and contingent liabilities, including environmental remediation costs;

•	expected regulatory processes and outcomes;

•	statements related to our greenhouse gas (“GHG”) emissions reduction goals;

•	expected outcomes with respect to legal proceedings, including arbitration and insurance claims;

•	expected impact of future tax and accounting changes;

•	commitments and targets contained in our Report on Sustainability and GHG Emissions Reduction Plan; and

•	expected industry, market and economic conditions, including their impact on our customers and suppliers.

This forward-looking information reflects our beliefs and assumptions based on information available at the time the information was stated and, as such, is not a guarantee of future performance. By its nature, forward-looking information is subject to various assumptions, risks and uncertainties which could cause our actual results and achievements to differ materially from the anticipated results or expectations expressed or implied in such information.

Key assumptions on which our forward-looking information is based include, but are not limited to, assumptions about:

•	realization of expected benefits from acquisitions, divestitures, the spinoff of our Liquids Pipelines business (the spinoff Transaction) and energy transition;

•	regulatory decisions and outcomes;

•	planned and unplanned outages and the use of our pipelines, power and storage assets;

•	integrity and reliability of our assets;

•	anticipated construction costs, schedules and completion dates;

•	access to capital markets, including portfolio management;

•	expected industry, market and economic conditions, including the impact of these on our customers and suppliers;

•	inflation rates, commodity and labour prices;

•	interest, tax and foreign exchange rates; and

•	nature and scope of hedging.

The risks and uncertainties that could cause actual results or events to differ materially from current expectations include, but are not limited to:

•	realization of expected benefits from acquisitions, divestitures, the spinoff Transaction and energy transition;

•	our ability to successfully implement our strategic priorities, including the Focus Project, and whether they will yield the expected benefits;

•	our ability to implement a capital allocation strategy aligned with maximizing shareholder value;

•	operating performance of our pipelines, power generation and storage assets;

•	amount of capacity sold and rates achieved in our pipeline businesses;

•	amount of capacity payments and revenues from power generation assets due to plant availability;

•	production levels within supply basins;

•	construction and completion of capital projects;

•	cost, availability of, and inflationary pressures on, labour, equipment and materials;

•	availability and market prices of commodities;

•	access to capital markets on competitive terms;

•	interest, tax and foreign exchange rates;

•	performance and credit risk of our counterparties;

•	regulatory decisions and outcomes of legal proceedings, including arbitration and insurance claims;

•	our ability to effectively anticipate and assess changes to government policies and regulations, including those related to the environment;

•	our ability to realize the value of tangible assets and contractual recoveries;

•	competition in the businesses in which we operate;

•	unexpected or unusual weather;

•	acts of civil disobedience;

•	cybersecurity and technological developments;

•	sustainability-related risks;

•	impact of energy transition on our business;

•	economic conditions in North America, as well as globally; and

•	global health crises, such as pandemics and epidemics and the impacts related thereto.

Additional information on these and other factors is discussed in this prospectus and the documents incorporated by reference herein including in the Annual MD&A (as defined herein) under the headings “Natural Gas Pipelines — Business Risks”, “Power and Energy Solutions — Business Risks”, “Other Information — Risk Oversight and Enterprise Risk Management” and “Other Information — Financial Risks”, in the Interim MD&A (as defined herein) under the heading “Financial risks and financial instruments” and in the Annual Information Form (as defined herein) under the heading “Risk Factors”, as may be modified or superseded by other subsequently filed documents that are also incorporated or deemed to be incorporated by reference in this prospectus.

Readers are cautioned against placing undue reliance on forward-looking information, which is given as of the date it is expressed in this prospectus or otherwise, and not to use future-oriented information or financial outlooks for anything other than their intended purpose. We undertake no obligation to publicly update or revise any forward-looking information in this prospectus or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. You should assume that the information in this prospectus, as well as the information in any document incorporated by reference herein, is accurate only as of the respective dates of the applicable documents. Our business, properties, financial condition, results of operations and prospects may have changed since those dates. The Corporation is not making an offer of the debt securities in any jurisdiction where the offer is not permitted by law.

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. References to “dollars” or “$” are to lawful currency of Canada, and references to “U.S. dollars” or “US$” are to lawful currency of the U.S.

Unless otherwise indicated, all financial information included or incorporated by reference in this prospectus has been prepared in accordance with U.S. generally accepted accounting principles.

Except on the cover page and under the heading “Description of Debt Securities”, and unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “we”, “us”, “our”, “TCPL” or the “Corporation” mean TransCanada PipeLines Limited and its subsidiaries, partnership interests and joint venture investments.

EXEMPTIVE RELIEF

Pursuant to a decision dated January 3, 2019 granted by the Alberta Securities Commission (as principal regulator) and the Ontario Securities Commission pursuant to National Policy 11-203 Process for Exemptive Relief Applications in Multiple Jurisdictions (the “Decision”), the Corporation has been exempted from the following:

(a)	the short form prospectus qualification provision in paragraph 2.3(1)(d) of National Instrument 44-101 Short Form Prospectus Distributions (“NI 44-101”);

(b)

with respect to National Instrument 44-102 Shelf Distributions (“NI 44-102”), the base shelf prospectus receipt effectiveness provisions in subparagraph 2.3(3)(b)(i) and subparagraph 2.3(3)(b)(ii) and the requirement in section 8.4 to prepare and file updated earnings coverage ratios;

(c)	the requirement in section 6.1 of Form 44-101F1 Short Form Prospectus (“Form 44-101F1”) to disclose earnings coverage ratios;

(d)	the requirement under subsection 11.1(1) of Form 44-101F1 to incorporate documents by reference in a short form prospectus; and

(e)	the statement required by section 11.2 of Form 44-101F1 regarding future filed documents.

The Decision also exempts the Corporation from certain other requirements under Canadian securities laws, including from the requirements under National Instrument 51-102 Continuous Disclosure Obligations (“NI 51-102”) to file certain continuous disclosure documents (“CD Documents”).

These exemptions were granted subject to a number of conditions, including that: (a) TC Energy Corporation (“TCE”), formerly TransCanada Corporation, is a reporting issuer in each province and territory of Canada, and has filed all disclosure documents that it is required to file under applicable securities legislation including its CD Documents on or before the time those documents would have been required to be filed under such legislation by the Corporation; (b) TCE’s executive compensation disclosure is the same as what the Corporation would have been required to file pursuant to section 11.6 of NI 51-102 if not for the exemptions being granted; (c) TCE is qualified under section 2.2 of NI 44-101 to use the short form prospectus system; (d) for any short form prospectus, the Corporation complies with section 6.1 of Form 44-101F1, except that “the issuer” is to be read as “TCE”, and any references to the issuer’s annual financial statements or interim financial report are to be read as those of TCE; (e) for any short form prospectus, the Corporation complies with section 11.1(1) of Form 44-101F1, except that references to the disclosure documents are to be read as those of TCE; and (f) the Corporation makes the statement required by section 11.2 of Form 44-101F1 in any short form prospectus, with “or TCE” or a reference that is substantively the same added after the words “by the issuer”.

DOCUMENTS INCORPORATED BY REFERENCE

Pursuant to the Decision, the Corporation is not subject to certain continuous disclosure requirements, provided, among other things, that TCE, the company which owns all of the outstanding common shares of the Corporation, complies with its continuous disclosure requirements, including filing its own CD Documents. The Decision further permits the Corporation to incorporate by reference in this prospectus all information or documents that would be required to be incorporated by reference in a short form prospectus filed by TCE. See “Exemptive Relief”.

Accordingly, we incorporate by reference in this prospectus the documents of TCE listed below, which were filed with the securities commission or other similar authority in each of the provinces and territories of Canada and the SEC in the U.S.:

(a)	annual information form of TCE for the year ended December 31, 2023 dated February 15, 2024 (the “Annual Information Form”);

(b)	management information circular of TCE dated April 10, 2024 for the annual and special meeting of shareholders of TCE held on June 4, 2024;

(c)

audited consolidated financial statements of TCE as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, the related notes thereto, and the auditor’s reports thereon;

(d)	management’s discussion and analysis of financial condition and results of operations of TCE as of and for the year ended December 31, 2023 (the “Annual MD&A”);

(e)	unaudited interim consolidated financial statements of TCE as of and for the three and nine months ended September 30, 2024 and 2023 and the related notes thereto; and

(f)	management’s discussion and analysis of financial condition and results of operations of TCE as of and for the three and nine months ended September 30, 2024 and 2023 (the “Interim MD&A”).

Any documents of the type referred to above, including all annual information forms, all information circulars, all annual and interim financial statements and management’s discussion and analysis relating thereto, all material change reports (excluding confidential material change reports), press releases containing financial information for financial periods more recent than the most recent annual or interim financial statements, and any business acquisition reports, as well as all prospectus supplements disclosing additional or updated information subsequently filed by us or TCE with securities regulatory authorities in Canada after the date of this prospectus and prior to the date on which this prospectus ceases to be effective shall be deemed to be incorporated by reference into this prospectus. These documents will be available through the internet on the System for Electronic Data Analysis and Retrieval+ (“SEDAR+”), which can be accessed at www.sedarplus.ca. In addition, any similar documents filed by TCE with the SEC in TCE’s periodic reports on Form 6-K or annual reports on Form 40-F, and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, in each case, after the date of this prospectus and prior to the date on which this prospectus ceases to be effective, shall be deemed to be incorporated by reference into the registration statement of which this prospectus forms a part, if and to the extent expressly provided in such reports. TCE’s periodic reports on Form 6-K and TCE’s annual reports on Form 40-F are available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system web site at www.sec.gov.

Any statement contained in this prospectus or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

Upon a new annual information form and the related audited annual consolidated financial statements and accompanying management’s discussion and analysis being filed by TCE with the applicable securities regulatory authorities during the term of this prospectus, the previous annual information form, the previous audited annual consolidated financial statements and accompanying management’s discussion and analysis, all interim consolidated financial statements and accompanying management’s discussion and analysis and all material change reports filed by the Corporation or TCE prior to the commencement of the financial year of TCE in which the new annual information form and the related audited annual consolidated financial statements and accompanying management’s discussion and analysis are filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of debt securities hereunder. Upon interim consolidated financial statements and accompanying management’s discussion and analysis being filed by TCE with the applicable securities regulatory authorities during the term of this prospectus, all interim consolidated financial statements and accompanying management’s discussion and analysis filed prior to the filing of the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of debt securities hereunder. Upon a new information circular relating to an annual general meeting of TCE’s shareholders being filed by TCE with the applicable securities regulatory authorities during the term of this prospectus, the information circular for the preceding annual general meeting of TCE’s shareholders shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of debt securities hereunder. In addition, upon a new annual information form being filed by TCE with the applicable securities regulatory authorities during the term of this prospectus for which the corresponding audited annual consolidated financial statements of TCE include at least nine months of the financial results of an acquired business for which a business acquisition report was filed by TCE and incorporated by reference into this prospectus, such business acquisition report shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of debt securities hereunder.

One or more prospectus supplements containing the specific variable terms of an offering of debt securities will be delivered to purchasers of such debt securities together with this prospectus (except where an exemption from such delivery requirement is available) and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement solely for the purposes of the offering of debt securities thereunder.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of TransCanada PipeLines Limited at 450 – 1st Street S.W. Calgary, Alberta, Canada T2P 5H1 (telephone (403) 920-2000), and are also available electronically at www.sedarplus.ca.

MARKETING MATERIALS

Any “template version” of any “marketing materials” (as such terms are defined under applicable Canadian securities laws) pertaining to a distribution of debt securities hereunder will be filed on SEDAR+. In the event that such “marketing materials” are filed subsequent to the date of the filing of the applicable prospectus supplement pertaining to the distribution of the debt securities that such “marketing materials” relate to and prior to the termination of such distribution, such filed versions of the “marketing materials” will be deemed to be incorporated by reference into this prospectus for the purposes of the distribution of the debt securities to which the prospectus supplement pertains.

WHERE TO FIND MORE INFORMATION

We have filed with the SEC, under the Securities Act, a registration statement on Form F-10 relating to the debt securities. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Under the registration statement, we may, from time to time, sell any combination of the debt securities described in this prospectus in one or more offerings. Each time we sell debt securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Subject to the exemptive relief in the Decision, we file annual and quarterly financial information and material change reports, business acquisition reports and other material with the securities commission or other similar authority in each of the provinces and territories of Canada and with the SEC. Under the multijurisdictional disclosure system adopted by the U.S., documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. You may read and download any public document that the Corporation has filed with the securities commission or other similar authority in each of the provinces and territories of Canada on SEDAR+ at www.sedarplus.ca. You may read and download the documents that we have filed with the SEC on EDGAR at www.sec.gov.

THE CORPORATION

TCPL operates in two core businesses - Natural Gas Pipelines and Power and Energy Solutions. In order to provide information that is aligned with how management decisions about our businesses are made and how performance of our businesses is assessed, our results are reflected in four operating segments: Canadian Natural Gas Pipelines, U.S. Natural Gas Pipelines, Mexico Natural Gas Pipelines and Power and Energy Solutions. We also have a Corporate segment consisting of corporate and administrative functions that provide governance, financing and other support to our business segments.

CONSOLIDATED CAPITALIZATION

Pursuant to the Decision, the Corporation is exempt from filing its own annual and interim financial statements and incorporates TCE’s annual and interim financial statements into this prospectus.

On August 28, 2024, in connection with the spinoff Transaction, South Bow Canadian Infrastructure Holdings Ltd. and 6297782 LLC (together, the “South Bow Debt Issuers”) completed an offering of approximately $7.9 billion Canadian-dollar equivalent of senior unsecured notes and junior subordinated notes (collectively, the “South Bow Notes”), of which approximately $6.2 billion was placed in escrow pending the completion of the spinoff Transaction (the “Escrowed Funds”). At the time of such offering, the South Bow Debt Issuers were indirect, wholly-owned subsidiaries of the Corporation. Upon the completion of the spinoff Transaction on October 1, 2024: (i) the South Bow Debt Issuers became indirect, wholly-owned subsidiaries of South Bow Corporation (“South Bow”); (ii) the Corporation and its subsidiaries ceased to have any obligations in relation to the South Bow Notes; and (iii) the Escrowed Funds were released from escrow and used to repay indebtedness owed by South Bow and its subsidiaries to TCE and its subsidiaries, including the Corporation.

Other than: (i) the transactions described in the preceding paragraph; (ii) the repayment at maturity on October 12, 2024 of U.S.$1,250,000,000 aggregate principal amount of 1.000% Senior Notes of TCPL; (iii) the repurchase on October 15, 2024 of $575,000,000 aggregate principal amount of 4.180% Medium Term Notes of TCPL due 2048; (iv) the repurchase on October 15, 2024 of U.S.$739,213,000 aggregate principal amount of 2.500% Senior Notes of TCPL due 2031; (v) the repurchase on October 15, 2024 of U.S.$200,842,000 aggregate principal amount of 5.000% Senior Notes of TCPL due 2043; (vi) the repurchase on October 15, 2024 of U.S.$440,800,000 aggregate principal amount of 4.875% Senior Notes of TCPL due 2048; (vii) the repurchase on October 15, 2024 of U.S.$180,024,000 aggregate principal amount of 5.100% Senior Notes of TCPL due 2049; (viii) the repurchase on October 15, 2024 of U.S.$313,560,000 aggregate principal amount of 4.750% Senior Notes of TCPL due 2038; (ix) the redemption on October 31, 2024 of U.S.$850,000,000 aggregate principal amount of 6.203% Senior Notes of TCPL due 2026; (x) the redemption on October 31, 2024 of U.S.$400,000,000 aggregate principal amount of Floating Rate Senior Notes of TCPL due 2026; (xi) the redemption on October 31, 2024 of $600,000,000 aggregate principal amount of 5.419% Medium Term Notes of TCPL due 2026; and (xii) the redemption on October 31, 2024 of $400,000,000 aggregate principal amount of Floating Rate Medium Term Notes of TCPL due 2026, there have been no material changes in the share and loan capital of TCPL, on a consolidated basis, since September 30, 2024.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of debt securities to reduce or repay indebtedness and/or to, directly or indirectly, finance the Corporation’s long-term investment program. Specific information about the use of net proceeds will be set forth in the applicable prospectus supplement. The Corporation may invest funds that it does not immediately require in short-term marketable investment grade securities. The Corporation may, from time to time, issue debt securities other than pursuant to this prospectus.

EARNINGS COVERAGE

Information regarding earnings coverage ratios will be provided in the applicable prospectus supplement relating to an offering of debt securities, as required by applicable securities legislation.

PRIOR SALES

No debt securities have been sold or issued during the twelve-month period preceding the date of this prospectus under the Indentures.

DESCRIPTION OF DEBT SECURITIES

As used in this section, the term “Corporation” means TransCanada PipeLines Limited, and does not include the subsidiaries of TransCanada PipeLines Limited through which particular business operations are conducted. The following description sets forth the general terms and provisions of the debt securities, with the exception of certain terms and provisions which may be omitted from this prospectus pursuant to NI 44-102. The Corporation will provide the particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in the applicable prospectus supplement.

Pursuant to this prospectus, the Corporation may offer debt securities that will rank pari passu, except as to sinking funds and claims preferred by operation of law, with all other unsecured and unsubordinated debt of the Corporation (“Unsubordinated Debt Securities”) as well as debt securities that will be subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of the Corporation (“Subordinated Debt Securities”). Unsubordinated Debt Securities may be issued under: (i) the second amended and restated debt indenture, dated September 15, 2010, as supplemented or amended from time to time (the “U.S. Unsubordinated Debt Indenture”), between the Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee; or (ii) the trust indenture, dated December 15, 2004, as supplemented or amended from time to time (the “Canadian Unsubordinated Debt Indenture”), between the Corporation and BNY Trust Company of Canada, as successor trustee. Subordinated Debt Securities may be issued under the amended and restated subordinated debt indenture, dated November 30, 2000, as supplemented or amended from time to time (the “U.S. Subordinated Debt Indenture” and, together with the U.S. Unsubordinated Debt Indenture, the “U.S. Indentures”), between the Corporation and Computershare Trust Company, N.A., as successor trustee. The U.S. Indentures and the Canadian Unsubordinated Debt Indenture are collectively referred to herein as the “Indentures”. The Corporation may also, from time to time, issue debt securities and incur additional indebtedness pursuant to this prospectus under one or more indentures other than the Indentures as may be described in the applicable prospectus supplement.

General

None of the Indentures limit the amount of the debt securities, debentures, notes or other evidences of indebtedness that may be issued by the Corporation or any of its subsidiaries under the Indentures or otherwise. The Corporation may, from time to time, issue debt instruments and incur additional indebtedness other than through the issuance of debt securities pursuant to this prospectus.

The Indentures provide that debt securities may be created and issued from time to time in one or more series and may be denominated and payable in Canadian dollars, U.S. dollars or any other currency. Special Canadian and U.S. federal income tax considerations applicable to any of the debt securities denominated in a currency other than Canadian dollars or U.S. dollars will be described in the applicable prospectus supplement.

The debt securities will be unsecured obligations. The Indentures also permit the Corporation to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount. Reference must be made to the prospectus supplement for specific terms of and information relating to the debt securities offered thereunder (to the extent such terms are applicable to such debt securities) including the following:

(1)	classification as Unsubordinated Debt Securities or Subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denominations;

(2)	any date of maturity;

(3)

interest rate or rates (whether fixed or variable) at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue;

(4)	the date or dates, or the method by which such date or dates will be determined or extended, on which principal of and premium and interest on the debt securities will be payable, if any;

(5)	any redemption, repayment or sinking fund provisions;

(6)	if applicable, the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of the maturity thereof;

(7)

the currency in which payment of the principal of or interest, if any, on the debt securities shall be payable or in which the debt securities shall be denominated and the particular provisions applicable thereto;

(8)	any index, formula or other method used to determine the amount of payments of principal of and premium and interest, if any, on the debt securities;

(9)	if the debt securities may be issued bearing no interest or at a discount below their stated principal amount;

(10)	whether the debt securities will be issuable in the form of one or more global debt securities and, if so, the identity of the depository for the global debt securities;

(11)	whether and under what circumstances the debt securities will be convertible into or exchangeable for other securities of the Corporation or securities of other entities;

(12)

whether the principal of and premium and interest, if any, on the debt securities are to be payable in a currency other than that in which such debt securities are denominated or stated to be payable, and other information, including the method of calculating the applicable exchange rate, related thereto; and

(13)

any other specific terms, conditions, rights and preferences (or limitations on such rights or preferences) of the debt securities, including any additional events of default or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. If and to the extent applicable, the Canadian and U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities or to certain debt securities issued at par that are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes will be described in the relevant prospectus supplement.

U.S. Indentures

The following summary of certain provisions of the U.S. Indentures does not purport to be complete and such summary is subject to, and qualified in its entirety by, the detailed provisions of the applicable U.S.

Indenture to which reference is hereby made, including the definitions of certain terms used herein. For a more complete description, you should consult the U.S. Indentures. The U.S. Indentures have been filed as exhibits to the registration statement. Copies of the U.S. Indentures have also been filed on SEDAR+. The U.S. Indentures are substantially identical, except for the provisions relating to subordination and certain covenants. See “Subordinated Debt” and “Certain Covenants of the Corporation”. As used in this section, Bank of New York Mellon (formerly known as The Bank of New York) and Computershare Trust Company, N.A. are referred to individually as a “U.S. Trustee” and collectively as the “U.S. Trustees”. The U.S. Indentures provide that all accounting terms not specifically defined therein are to be construed in accordance with accounting principles as are generally accepted in Canada (“GAAP”) at the time of computation and may include international financial reporting standards or U.S. generally accepted accounting principles.

Unsubordinated Debt

The Corporation may issue Unsubordinated Debt Securities under the U.S. Unsubordinated Debt Indenture. Any Unsubordinated Debt Securities will rank pari passu with all other unsecured and unsubordinated debt of the Corporation except as to sinking funds and claims preferred by operation of law.

Subordinated Debt

The Corporation may issue Subordinated Debt Securities under the U.S. Subordinated Debt Indenture. Any Subordinated Debt Securities issued under the U.S. Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the U.S. Subordinated Debt Indenture, to all Senior Indebtedness of the Corporation.

The U.S. Subordinated Debt Indenture defines “Senior Indebtedness” as obligations (other than non-recourse obligations, the Subordinated Debt Securities or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness) of, or guaranteed or assumed by, the Corporation for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, including, but not limited to, obligations of the Corporation under the Canadian Trust Indenture (as defined below).

In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Corporation or a substantial part of its property or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of principal (or premium, if any) or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both) and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Subordinated Debt Securities issued under the U.S. Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to the U.S. Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then in any such case the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provisions shall be made for such payment in money or money’s worth, before the holders of any of the Subordinated Debt Securities issued under the U.S. Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Subordinated Debt Securities. In connection with any offering of Subordinated Debt Securities pursuant to this prospectus, the applicable prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Certain Covenants of the Corporation

Merger, Consolidation, Sale, Lease or Conveyance. Each U.S. Indenture provides that the Corporation will not merge, amalgamate or consolidate with any other person and will not sell, lease or convey all or substantially all its assets to any person, unless the Corporation shall be the continuing corporation, or unless the successor corporation or person that acquires all or substantially all the assets of the Corporation shall expressly assume all of the covenants to be performed and conditions to be observed by the Corporation under the applicable U.S. Indenture, and unless immediately after such merger, amalgamation, consolidation, sale, lease or conveyance, the Corporation, such person or such successor corporation shall not be in default in the performance of the covenants and conditions of such U.S. Indenture to be performed or observed by the Corporation.

This covenant would not apply to a recapitalization transaction, a change of control of the Corporation, a transaction with management or management affiliates or a highly leveraged transaction unless such transactions or change of control were structured to include a merger, amalgamation or consolidation or sale, lease or conveyance of all or substantially all of the assets of the Corporation. Except as may be included in a supplemental indenture applicable to a specific series of debt securities and as may be described in a prospectus supplement applicable to such debt securities, there are no covenants or other provisions in the U.S. Indentures providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Corporation, a transaction with management or management affiliates or a highly leveraged transaction.

Limitations on Liens, Ownership of Subsidiaries and Certain Other Transactions. The U.S. Unsubordinated Debt Indenture provides that, so long as any Unsubordinated Debt Securities issued under the U.S. Unsubordinated Debt Indenture remain outstanding:

(1)

the Corporation will not, nor will it permit any Designated Subsidiary (as defined below) to, mortgage, hypothecate, charge, pledge or otherwise encumber any of its assets to secure any obligations unless at the same time all Unsubordinated Debt Securities issued under the U.S. Unsubordinated Debt Indenture shall be secured equally and ratably with such obligations; provided that this covenant does not apply to, nor operate to prevent, among other things (a) any security given in the ordinary course of business to any bank or banks to secure any Indebtedness (as defined below) payable on demand or maturing (including any right of extension or renewal) within 24 months after the date such Indebtedness is incurred or the date of any renewal or extension thereof, (b) the giving or assumption of security for any Purchase Money Obligation (as defined below), (c) certain permitted liens specified in the U.S. Unsubordinated Debt Indenture or (d) any liens of a nature similar to the permitted liens specified in the U.S. Unsubordinated Debt Indenture which do not secure Indebtedness of, or Indebtedness guaranteed by, the Corporation or any Designated Subsidiary and which do not materially impair the use of the property subject thereto or the operation of the business of the Corporation or such Designated Subsidiary or the value of such property for the purpose of such other business;

(2)

the Corporation will not create, assume or otherwise incur any Funded Obligations (as defined below) ranking prior to the Unsubordinated Debt Securities issued under the U.S. Unsubordinated Debt Indenture;

(3)

if the Corporation shall cause the payment of the principal of, premium, if any, or interest on any of its Indebtedness to be subordinated to the prior payment of any other of its Indebtedness it shall in like manner subordinate such payment to the prior payment in full of all of the Unsubordinated Debt Securities outstanding under the U.S. Unsubordinated Debt Indenture;

(4)

the Corporation will at all times hold Voting Shares (as defined below) of each Designated Subsidiary which, together with Voting Shares of such Designated Subsidiary held by other Designated Subsidiaries, are sufficient to entitle such holders to elect at least a majority of the directors of such Designated Subsidiary;

(5)

the Corporation will not enter into any agreement providing for the issue or sale of Funded Obligations unless such agreement contains a condition of such issue or sale (which condition can only be waived with the consent of the holders of Unsubordinated Debt Securities issued under the U.S. Unsubordinated Debt Indenture expressed by resolution) to the effect that the terms and conditions of the U.S. Unsubordinated Debt Indenture relating to the creation, assumption or incurring of Funded Obligations shall be complied with at the time of each issue and sale provided for in such agreement;

(6)

the Corporation will not permit any Designated Subsidiary to issue any shares of its capital stock except (a) to the Corporation, (b) to the extent, if any, required to qualify directors of a Designated Subsidiary under applicable law, (c) pursuant to obligations to issue shares which exist prior to the date when such Designated Subsidiary became a subsidiary or (d) to the extent issued to other shareholders of such Designated Subsidiary if after giving effect to such issue the pro rata aggregate ownership interest of the Corporation and any other Designated Subsidiaries in the capital stock of such Designated Subsidiary and the Corporation’s direct and indirect pro rata voting rights, pro rata interest in shareholders’ equity, and pro rata rights to participate in earnings of such Designated Subsidiary are not reduced; and

(7)

the Corporation will not, and will not permit any Designated Subsidiary to, sell or dispose of any shares of capital stock or Indebtedness of any Designated Subsidiary to any person other than the Corporation or another Designated Subsidiary unless all shares of capital stock and Indebtedness of such Designated Subsidiary then held by the Corporation and any of its Subsidiaries (together with all shares of capital stock and Indebtedness of the Corporation and other Designated Subsidiaries then held by such Designated Subsidiary) are being sold or disposed of at such time to a Subsidiary of the Corporation for cash at fair value determined by an Independent Appraiser (as defined below) or to persons other than any of the Corporation’s Subsidiaries.

Events of Default

An Event of Default is defined under each U.S. Indenture with respect to debt securities of any series issued under such U.S. Indenture as being:

(1)	a default in payment of any principal of, and premium, if any, on the debt securities of such series, either at maturity (or upon any redemption), by declaration or otherwise;

(2)	a default for 30 days in payment of any interest on any debt securities of such series;

(3)

a default for 60 days after written notice in the observance or performance of any other covenant or agreement in the debt securities of such series or such U.S. Indenture other than a covenant included in such U.S. Indenture solely for the benefit of a series of debt securities other than such series;

(4)	certain events of bankruptcy, insolvency or reorganization;

(5)

failure by the Corporation to make any payment at maturity, including any applicable grace period, in respect of any issue of Indebtedness in an aggregate amount in excess of US$50,000,000 and continuance of such failure for a period of 30 days after written notice thereof to the Corporation by the applicable U.S. Trustee, or to the Corporation and the applicable U.S. Trustee by the holders of not less than 25% in principal amount of the outstanding debt securities (treated as one class) issued under such U.S. Indenture;

(6)

a default with respect to any Indebtedness, which default results in the acceleration of any issue of Indebtedness in an aggregate amount in excess of US$50,000,000 without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof to the Corporation by the applicable U.S. Trustee, or to the Corporation and the applicable U.S. Trustee by the holders of not less than 25% in principal amount of the outstanding debt securities (treated as one class) issued under such U.S. Indenture; or

(7)	any event of default provided with respect to that series,

provided that if any such failure, default or acceleration referred to in clause (5) or (6) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured.

Each U.S. Indenture provides that: (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on any series of debt securities issued under such U.S. Indenture or due to the default in the performance or breach of any other covenant or warranty of the Corporation applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under such U.S. Indenture shall have occurred and be continuing, either the applicable U.S. Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (treated as one class) issued under such U.S. Indenture and then outstanding may then declare the principal of all debt securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any of the other covenants or agreements in such U.S. Indenture applicable to all outstanding debt securities issued thereunder and then outstanding, due to the failure to make any payment at maturity on certain other Indebtedness, due to a default on certain other Indebtedness which has caused an acceleration of such Indebtedness or due to certain events of bankruptcy, insolvency and reorganization of the Corporation shall have occurred and be continuing, unless the principal of all the debt securities issued thereunder has already become due and payable, either the applicable U.S. Trustee or the holders of not less than 25% in principal amount of all debt securities issued under such U.S. Indenture and then outstanding (treated as one class) may declare the principal of, and premium, if any, on all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all such affected series then outstanding.

Each U.S. Indenture contains a provision entitling the applicable U.S. Trustee, subject to the duty of such U.S. Trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities (treated as one class) issued under such U.S. Indenture before proceeding to exercise any right or power under such U.S. Indenture at the request of such holders. Subject to such provisions in each U.S. Indenture for the indemnification of the applicable U.S. Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities (treated as one class) issued under such U.S. Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the applicable U.S. Trustee, or exercising any trust or power conferred on such U.S. Trustee.

Under the U.S. Trust Indenture Act of 1939, each U.S. Trustee is required to give to the holders of debt securities issued under the applicable U.S. Indenture, within 90 days after the occurrence of a default thereunder, notice of all defaults known to such U.S. Trustee. Except in the case of a default in the payment of principal of (or premium, if any) or interest on any debt securities issued under a U.S. Indenture, the applicable U.S. Trustee shall be protected in the withholding of such notice if it determines in good faith that the withholding of such notice is in the interest of the holders of the debt securities issued under such U.S. Indenture.

Each U.S. Indenture provides that no holder of debt securities issued under such U.S. Indenture may institute any action against the Corporation under such U.S. Indenture (except actions for payment of overdue principal and premium, if any, or interest) unless such holder previously shall have given to the applicable U.S. Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the debt securities of each affected series (treated as one class) issued under such U.S. Indenture and then outstanding shall have requested the applicable U.S. Trustee to institute such action and shall have offered such U.S. Trustee such indemnity as it may reasonably require, such U.S. Trustee shall not have instituted such action within 60 days of such request and such U.S. Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the debt securities of each affected series (treated as one class) issued under such U.S. Indenture and then outstanding.

Notwithstanding the foregoing, the right of any holder of a debt security issued under a U.S. Indenture to receive payment of the principal of and interest on such debt security on or after the respective due dates thereof and to institute suit for the enforcement of such payment on or after such respective dates shall not be impaired or affected without the consent of such holder.

Each U.S. Indenture contains a covenant that the Corporation will file annually with the applicable U.S. Trustee a certificate with respect to the Corporation’s compliance with all covenants and conditions under such U.S. Indenture.

Discharge, Defeasance and Covenant Defeasance

The Corporation can discharge or defease its obligations under each U.S. Indenture as set forth below.

The Corporation may discharge certain obligations to holders of any series of debt securities issued under a U.S. Indenture (a) if the Corporation pays the principal of and interest on all the outstanding debt securities of any series issued under such U.S. Indenture as and when the same shall have become due and payable, or (b) if the Corporation delivers to the applicable U.S. Trustee for cancellation all debt securities of any series issued under such U.S. Indenture theretofore authenticated, or (c) in the case of any series of debt securities issued under such U.S. Indenture where the exact amount of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (ii) below, if (i) all the debt securities of such series not theretofore delivered to the applicable U.S. Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to such U.S. Trustee, and (ii) the Corporation irrevocably deposits with the applicable U.S. Trustee as trust funds cash (in such currency in which such debt securities are payable at their stated maturity) (other than moneys repaid by such U.S. Trustee or any paying agent to the Corporation), or Government Obligations (as defined in such U.S. Indenture) applicable to such debt securities (determined on the basis of the currency in which such debt securities are then specified as payable at their stated maturity), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof in an amount certified by a nationally recognized firm of independent public or chartered accountants to be sufficient to pay at maturity (or upon redemption or pursuant to mandatory sinking fund payments) the principal of, premium, if any, and interest on all outstanding debt securities of such series; and if, in any such case, the Corporation pays all other sums payable under such U.S. Indenture by the Corporation.

The Corporation may also discharge any and all of its obligations to holders of any series of debt securities issued under a U.S. Indenture at any time (“defeasance”) upon compliance with conditions discussed below if the exact amounts of principal and interest due on such debt securities can be determined, with the exception of its duty to register the transfer or exchange of such series of debt securities, to replace any mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of such series of debt securities. Under terms reasonably satisfactory to the relevant U.S. Trustee, the Corporation may instead be released with respect to any outstanding series of debt securities issued under the relevant U.S. Indenture from the obligations imposed by certain provisions of such U.S. Indenture, including the covenants described above under “Certain Covenants of the Corporation”, and omit to comply with such provisions without creating an Event of Default (“covenant defeasance”). Defeasance or covenant defeasance may be effected only if, among other things:

(1)

the Corporation irrevocably deposits with the applicable U.S. Trustee, as trust funds specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, cash (in such currency, in which such debt securities are specified as payable at their stated maturity) or Government Obligations applicable to such debt securities (determined on the basis of the currency in which such debt securities are then specified as payable at their stated maturity), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof in an amount certified by a nationally recognized firm of independent public or chartered accountants to be sufficient to pay at maturity (or upon redemption or pursuant to mandatory sinking fund payments) the principal of, premium, if any, and interest on all outstanding debt securities of such series issued under such U.S. Indenture;

(2)	such deposit will not result in breach or violation of, or constitute a default under, any agreement or instrument to which the Corporation is a party or by which it is bound;

(3)

the Corporation delivers to the relevant U.S. Trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on such series of debt securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in the U.S. federal income tax law occurring after the date of such U.S. Indenture, since such a result would not occur under current tax law);

(4)

the Corporation delivers to the relevant U.S. Trustee an opinion of Canadian counsel to the effect that such deposit and related defeasance or covenant defeasance, as the case may be, will not cause the holders of such series of debt securities, other than holders of such series of debt securities who are or who are deemed to be residents of Canada or use or hold or are deemed to use or hold their debt securities of such series in carrying on a business in Canada, to recognize income, gain or loss for Canadian income tax purposes, and to the effect that payments out of the trust fund described above will be free and exempt from any and all withholding and other income taxes of whatever nature of Canada or any province thereof or political subdivision thereof or therein having power to tax, except in the case of debt securities of such series beneficially owned (a) by a person who is or is deemed to be a resident of Canada or (b) by a person who uses or holds or is deemed to use or hold such series of debt securities in carrying on a business in Canada; and

(5)

in the case of the U.S. Subordinated Debt Indenture (a) no event or condition shall exist that, pursuant to certain provisions described under “Subordinated Debt” above, would prevent the Corporation from making payments of principal of, and premium, if any, and interest on the Subordinated Debt Securities issued under the U.S. Subordinated Debt Indenture at the date of the irrevocable deposit referred to above and (b) the Corporation delivers to the applicable U.S. Trustee an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of Senior Indebtedness and (ii) the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; provided however, that such opinion may contain an exception to the effect that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Corporation, then the applicable U.S. Trustee and the holders of the Subordinated Debt Securities issued under the U.S. Subordinated Debt Indenture would be entitled to certain rights as secured creditors in such trust funds.

Modification and Waiver

Each U.S. Indenture provides that the Corporation and the applicable U.S. Trustee may enter into supplemental indentures without the consent of the holders of debt securities issued thereunder to: (a) secure any debt securities issued thereunder; (b) evidence the succession of another corporation to the Corporation, or successive successions, and the assumption by the successor corporation of the obligations of the Corporation thereunder; (c) add covenants for the benefit of the holders of debt securities issued thereunder; (d) cure any ambiguity or correct any inconsistency therein; (e) establish the form or terms of debt securities of any series issuable thereunder; (f) evidence the acceptance of appointment by a successor trustee under such U.S. Indenture with respect to one or more series of debt securities issued thereunder and provide for or facilitate the administration of one or more trusts under such U.S. Indenture by one or more trustees; and (g) provide for or facilitate the issuance of debt securities thereunder in bearer form or provide for uncertificated securities.

Each U.S. Indenture also contains provisions permitting the Corporation and the applicable U.S. Trustee, with the consent of the holders of not less than a majority in principal amount of debt securities of each series issued under such U.S. Indenture then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, such U.S. Indenture or modify in any manner the rights of the holders of the debt securities of each series so affected; provided that the Corporation and the applicable U.S. Trustee may not, without the consent of the holder of each outstanding debt security issued under a U.S. Indenture affected thereby, (a) extend the stated maturity of the principal of any such debt security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the place at which or currency in which principal and interest payments are to be made, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair the right to institute suit for the enforcement of any payment on any such debt security when due or (b) reduce the aforesaid percentage in principal amount of debt securities of any series issued under such U.S. Indenture, the consent of the holders of which is required for any such modification.

The holders of a majority in principal amount of the outstanding debt securities of any series issued under a U.S. Indenture may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the applicable U.S. Indenture. The holders of a majority in principal amount of outstanding debt securities of any series issued under a U.S. Indenture may waive any past default under such U.S. Indenture with respect to that series, except in respect of a provision which under such U.S. Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series (including a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt security of that series).

The U.S. Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

Consent to Jurisdiction and Service

Each U.S. Indenture provides that the Corporation agrees that any legal suit, action or proceeding brought by the applicable U.S. Trustee or any holder of debt securities issued under such U.S. Indenture in connection with such debt securities or such U.S. Indenture may be instituted in any State or Federal court in The City of New York and the Corporation has appointed CT Corporation System at 111 Eighth Avenue, 13th Floor., New York, NY 10011 as its authorized agent for service of process in any such suit, action or proceeding.

Governing Law

The U.S. Indentures are and the debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York.

Global Securities

Unless otherwise indicated in an applicable prospectus supplement, the debt securities of a series issued under a U.S. Indenture may be issued in the form of one or more fully registered global debt securities (“U.S. Registered Global Security”) that will be deposited with The Depository Trust Company (“DTC”) or with a nominee for DTC identified in the prospectus supplement relating to such series. In such case, one or more U.S. Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such U.S. Registered Global Security or U.S. Registered Global Securities. Unless and until it is exchanged for debt securities in definitive registered form, a U.S. Registered Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

The specific terms of DTC’s arrangement with respect to any portion of a series of debt securities to be represented by a U.S. Registered Global Security will be described in the prospectus supplement relating to such series. The Corporation anticipates that the following provisions will apply to all such arrangements.

Upon the issuance of a U.S. Registered Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by such U.S. Registered Global Security to the accounts of persons that have accounts with DTC (“participants”). The accounts to be credited shall be designated by any underwriters, dealers or agents participating in the distribution of such debt securities. Ownership of beneficial interests in a U.S. Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such U.S. Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner of such U.S. Registered Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such U.S. Registered Global Security for all purposes under the applicable U.S. Indenture. Except as set forth below, owners of beneficial interests in a U.S. Registered Global Security will not be entitled to have the debt securities represented by such U.S. Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable U.S. Indenture.

Principal, premium, if any, and interest payments on debt securities represented by a U.S. Registered Global Security registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of such U.S. Registered Global Security. None of the Corporation, the U.S. Trustees or any paying agent for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such U.S. Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Corporation expects that DTC, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such U.S. Registered Global Security as shown on the records of DTC. The Corporation also expects that payments by participants to owners of beneficial interests in such U.S. Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants. Under the terms of each U.S. Indenture, the Corporation and the applicable U.S. Trustees will treat the persons in whose names the debt securities issued thereunder are registered as the owners of such debt securities for the purpose of receiving payments of principal, premium, if any, and interest on such debt securities and for all other purposes whatsoever. Therefore, neither the Corporation, the U.S. Trustees nor any paying agents has any direct responsibility or liability for the payment of principal, premium, if any, or interest on the debt securities to owners of beneficial interests in a U.S. Registered Global Security.

If DTC is, at any time, unwilling or unable to continue as depositary under a U.S. Indenture and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue the applicable debt securities in definitive form in exchange for the applicable U.S. Registered Global Security. In addition, the Corporation may at any time and in its sole discretion determine not to have any of the debt securities of a series issued under a U.S. Indenture represented by one or more U.S. Registered Global Securities and, in such event, the Corporation will issue debt securities of such series in definitive form in exchange for the U.S. Registered Global Security or U.S. Registered Global Securities representing such debt securities. In either instance, an owner of a beneficial interest in a U.S. Registered Global Security will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such debt securities in definitive form.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the U.S. Indentures. Reference should be made to the U.S. Indentures for the full definition of each such term:

“Canadian Trust Indenture” means the trust indenture dated as of June 15, 1970, as amended and supplemented from time to time, between the Corporation and Computershare Trust Company of Canada, as trustee, relating to the issue of unsecured debentures.

“Designated Subsidiary” means: (a) any subsidiary which (i) is engaged in or proposes to engage in the business of producing, gathering, processing, storing, manufacturing, compressing, liquefying, selling, transporting, transmitting, distributing or supplying natural, manufactured or mixed gas or extracts therefrom, in gaseous, liquefied or other form, for light, heat, cold, fuel or other purposes, or in the business of acquiring, owning, exploring, developing, dealing in, selling or otherwise disposing of oil or gas, or any products thereof, or oil or gas properties and interests therein; and (ii) shall have been designated by the board of directors of the Corporation as a “restricted subsidiary” under the Deed of Trust and Mortgage dated as of January 1, 1957, as amended and supplemented from time to time, on or prior to the date such subsidiary became a subsidiary or, in the case of a corporation which was a subsidiary at March 1, 1964, on or prior to the first date thereafter on which the Corporation shall make an additional Investment (as defined in the U.S. Unsubordinated Debt Indenture) in such subsidiary; or (b) any subsidiary that (i) is chiefly engaged in or proposed to chiefly engage in the business of producing, gathering, processing, storing, manufacturing, compressing, liquefying, selling, transporting, transmitting, distributing or supplying natural, manufactured or mixed gas or extracts therefrom, in gaseous, liquefied or other form, for light, heat, cold, fuel or other purposes, or in the business of acquiring, owning, exploring, developing, dealing in, selling or otherwise disposing of oil or gas, or any products thereof, or oil and gas properties and interests therein or (ii) is a Financial Intermediary (as defined below) and, in the case of both (b)(i) and (ii), does not at the time of designation have outstanding any Funded Obligations (other than those held by the Corporation or its Designated Subsidiaries) which were issued after the date such Designated Subsidiary became a subsidiary and of which there is owned by the Corporation and/or its Designated Subsidiaries Voting Shares which, in the aggregate, entitle the holders thereof to elect at least a majority of the directors of such first mentioned corporation; or (c) TCPL Finance N.V.; or (d) TransCan Investments Limited; and (e) each subsidiary of the Corporation which is classified as a “Designated Subsidiary” under the Canadian Trust Indenture and, in the case of clauses (a), (b), (c) and (d), which shall have been designated from time to time by resolution of the board of directors of the Corporation as a Designated Subsidiary, provided that any designation pursuant to clauses (a), (b), (c) and (d) or classification as a Designated Subsidiary pursuant to clause (e) may be revoked from time to time by further resolution of the board of directors of the Corporation if certain specified conditions are met.

“Financial Intermediary” means a subsidiary which is chiefly engaged in or proposes chiefly to engage in the business of or whose principal activity or undertaking is or will be: (a) the holding, directly or indirectly, of any securities of any corporation or entity in which the Corporation also has an ownership interest of any kind or (b) the entering into and maintaining of relations or arrangements, whether contractual or otherwise, with any such corporation or entity for the purpose of facilitating financial transactions with such corporation or entity.

“Funded Obligations” means all Indebtedness of the obligor or Indebtedness of others upon which the obligor customarily pays interest charges, other than (a) Indebtedness which is payable on demand and (b) Indebtedness which matures by its terms, or which the obligor has the right at its option to renew or extend to a date, 24 months or less after the date of its incurrence by the obligor or the date on which the obligor commenced to pay interest charges thereon.

“Indebtedness”, as to any corporation, means and includes, without duplication: (a) all items of indebtedness or liability which in accordance with GAAP would be considered to be direct indebtedness or liabilities of such person as at the date as of which indebtedness is to be determined; (b) the full amount of all liabilities of others for the repayment, either in money or in property, of borrowed money, guaranteed or endorsed (otherwise than for purposes of collection) by such person, or which such person is obligated, contingently or otherwise, to purchase, or on which such person is otherwise contingently liable; and (c) liabilities secured by purchase money mortgages on property owned by such person or by mortgages or liens existing on such property at the time of acquisition thereof by such person or by conditional sales or other title retention agreements with respect to any such property, whether or not such liabilities shall have been assumed by such person.

“Independent Appraiser” means a person engaged in the business of appraising the value of the securities of corporations engaged in the types of business referred to in clause (b)(i) of the definition of “Designated Subsidiary” or otherwise qualified to pass upon the particular question of appraisal, who is not an employee of, and who or which is in fact independent of, but who or which may be on a regular retainer from, the Corporation or any Subsidiary of the Corporation.

“Purchase Money Obligation” means any Indebtedness created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, and any extensions, renewals or refundings of any such Indebtedness, provided that the principal amount of such Indebtedness outstanding on the date of such extension, renewal or refunding is not increased, and provided further that any security given in respect of such Indebtedness shall not extend to any property other than the property acquired in connection with which such Indebtedness was created or assumed and fixed improvements, if any, erected or constructed thereon.

“Subsidiary” means any corporation of which at the time of determination the Corporation owns or controls directly or indirectly more than 50% of the Voting Shares.

“Voting Shares” means shares of capital stock of any class of a corporation having under all circumstances the right to vote for the election of the directors of such corporation, provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.

Canadian Unsubordinated Debt Indenture

The following summary of certain provisions of the Canadian Unsubordinated Debt Indenture does not purport to be complete and such summary is subject to, and qualified in its entirety by, the detailed provisions of the Canadian Unsubordinated Debt Indenture to which reference is hereby made, including the definitions of certain terms used herein. For a more complete description, you should consult the Canadian Unsubordinated Debt Indenture. The Canadian Unsubordinated Debt Indenture has been filed as an exhibit to the registration statement. A copy of the Canadian Unsubordinated Debt Indenture has also been filed on SEDAR+. As used in this section, BNY Trust Company of Canada is referred to as the “Canadian Trustee”.

Certain Covenants of the Corporation

Consolidation, Amalgamation, Merger, Transfer, Sale or Conveyance. The Canadian Unsubordinated Debt Indenture provides that the Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (as defined below) (herein called a “successor”) whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, conveyance or otherwise, but may do so if:

(1)

the successor shall execute, prior to or contemporaneously with the consummation of such transaction, an indenture supplemental to the Canadian Unsubordinated Debt Indenture, together with such other instruments as are satisfactory to the Canadian Trustee and in the opinion of counsel are necessary or advisable, to evidence the assumption by the successor of the due and punctual payment of all of the debt securities issued thereunder and the interest thereon and all other moneys payable under the Canadian Unsubordinated Debt Indenture and the covenant of the successor to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under the Canadian Unsubordinated Debt Indenture;

(2)

such transaction shall, in the opinion of counsel, be upon such terms as substantially to preserve and not to impair any of the rights and powers of the Canadian Trustee or of the holders of debt securities issued under the Canadian Unsubordinated Debt Indenture including the rights of such holders in respect of the conversion of any such debt securities that may be convertible;

(3)

no condition or event shall exist as to the Corporation or the successor either at the time of or immediately after such consolidation, amalgamation, merger, transfer, sale or conveyance and after giving full effect thereto or immediately after the successor complying with the provisions of paragraph (1) above which constitutes or would with the passage of time constitute an event of default under the Canadian Unsubordinated Debt Indenture; and

(4)	the successor is lawfully entitled to acquire and operate the said undertaking, property and assets.

Thereafter, the successor will be substituted for the Corporation under the Canadian Unsubordinated Debt Indenture and the debt securities issued thereunder and, if applicable, the Corporation will be released from all its liabilities and obligations under the Canadian Unsubordinated Debt Indenture and the debt securities issued thereunder.

Limitations on Encumbrances. The Canadian Unsubordinated Debt Indenture also provides that the Corporation will not encumber any of its assets or property, present or future, to secure any Indebtedness (as defined below) for borrowed money unless all the debt securities then outstanding under the Canadian Unsubordinated Debt Indenture are secured equally and rateably with such Indebtedness, provided that this covenant will not apply to nor operate to prevent:

(1)

any Security Interest (as defined below) given in the ordinary course of business to any bank or banks to secure any Indebtedness payable on demand or maturing (including any right of extension or renewal) 24 months or less after the date such Indebtedness is incurred or the date of any renewal or extension thereof;

(2)	any Security Interest which secures Non-Recourse Debt (as defined below) or Purchase Money Obligations (as defined below);

(3)	any Security Interest granted by the Corporation in favour of a Subsidiary (as defined below) of the Corporation;

(4)

any Security Interest incidental to, and which does not materially interfere with, the ordinary conduct of the business or operations of the Corporation (other than the borrowing of money or the repayment of money borrowed);

(5)

liens or deposits under or to secure workers’ compensation, social security, unemployment insurance or similar legislation; liens or deposits in connection with bids, tenders, leases, contracts or expropriation proceedings; liens or deposits to secure public or statutory obligations; and liens or deposits to secure surety or appeal bonds, costs of litigation when required by law or other obligations of a like nature;

(6)

liens or claims incidental to current construction, mechanics’, warehousemen’s, carriers’ and other similar liens; liens or privileges imposed by law, such as builders’, carriers’, warehousemen’s, landlords’, mechanics’ and materialmen’s liens and privileges; liens and privileges arising out of judgments or awards with respect to which the Corporation is prosecuting an appeal or proceedings for review and with respect to which it has secured a stay of execution pending such appeal or proceedings for review; liens for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested at the time by the Corporation in good faith; liens securing workmen’s compensation assessments; undetermined or inchoate liens, privileges and charges incidental to, and which do not materially interfere with, current operations which have not at such time been filed pursuant to law against the Corporation or which relate to obligations not due or delinquent; and the deposit of cash or securities in connection with any lien or privilege referred to in this clause (6);

(7)

minor encumbrances, including, without limitation, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines and oil and natural gas pipelines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, servitudes, rights-of-way or other similar rights and restrictions do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of the Corporation;

(8)

rights reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by the Corporation, or by any statutory provision, to terminate any such lease, license, franchise, grant or permit or to purchase assets or property used in connection therewith or to require annual or other periodic payments as a condition to the continuance thereof;

(9)	liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

(10)

Security Interests granted to a public utility or any municipality or governmental or other public authority when required by such utility, municipality or other authority in connection with the operations of the Corporation and its Subsidiaries, any obligations or duties, affecting the property of the Corporation, to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, licence or permit and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on lands held by the Corporation under government permits, leases or other grants, which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purposes for which they are held by the Corporation;

(11)	the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown and all statutory exceptions, qualifications and reservations in respect of title;

(12)

any Security Interest, the validity of which is being contested by the Corporation in good faith or the payment of which has been provided for by deposit with the Canadian Trustee of an amount in cash sufficient to pay the amount thereof in full;

(13)

any other liens of a nature similar to the foregoing referred to in clauses (5) through (12) inclusive which do not in the opinion of the Corporation materially impair the use of the property subject thereto or the operation of the business of the Corporation or the value of such property for the purpose of such business;

(14)	any Security Interest in respect of the Corporation existing at the Issue Date (as defined below) or arising thereafter pursuant to contractual commitments entered into prior to the Issue Date;

(15)

any Security Interest in respect of assets or property of a Person which exists at the time of the amalgamation, consolidation, merger or reorganization of such Person and the Corporation, or at the time such assets or property is otherwise acquired by the Corporation;

(16)

any extension, renewal, alteration, substitution or replacement (or successive extensions, renewals, alterations, substitutions or replacements), in whole or in part, of any Security Interest referred to in the foregoing clauses, provided the extension, renewal, alteration, substitution or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed, altered, substituted or replaced (plus improvements on such property or the proceeds thereof) and the principal amount of the obligations secured thereby is not thereby increased;

(17)	any Security Interest on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations; and

(18)

any Security Interest on any assets or property of the Corporation if, after giving effect to that Security Interest, the aggregate amount of Indebtedness secured by the Security Interests permitted only by this clause (18) does not at that time exceed 5% of the Consolidated Net Tangible Assets (as defined below).

Events of Default

The Canadian Unsubordinated Debt Indenture provides that the following constitute events of default (each an “Event of Default”) thereunder:

(1)	default in payment of principal of or premium, if any, on any debt security issued under the Canadian Unsubordinated Debt Indenture when due;

(2)

default in payment of any interest due on any debt security issued under the Canadian Unsubordinated Debt Indenture or default in the performance of certain covenants contained in the Canadian Unsubordinated Debt Indenture, and such default shall have continued for 30 days;

(3)

an order is made or an effective resolution passed for the winding-up or liquidation of the Corporation (other than pursuant to and in compliance with provisions in the Canadian Unsubordinated Debt Indenture relating to successors);

(4)

the Corporation makes a general assignment for the benefit of its creditors, or shall be declared bankrupt, or if a custodian, or a sequestrator or a receiver and manager or any other officer with similar powers shall be appointed for, or an encumbrancer takes possession of, the property of the Corporation or any substantial part thereof;

(5)

any process of execution is enforced or levied upon any substantial part of the property of the Corporation and remains unsatisfied for a period of 60 days, as to moveable or personal property, or 90 days, as to immovable or real property, provided that such process is not in good faith disputed by the Corporation, or, if so disputed, the Corporation shall have given evidence satisfactory to the Canadian Trustee that it has available a sum sufficient to pay, in full, the amount claimed in the event that it shall be held to be a valid claim;

(6)

the Corporation fails to make any payment at maturity, including any applicable grace period, in respect of any issue of Indebtedness in an aggregate amount in excess of the greater of 5% of Consolidated Equity (as defined below) and $100.0 million, or the equivalent thereof in any other currency, and such failure shall have continued for a period of 30 days after written notice thereof shall have been given to the Corporation by the Canadian Trustee, or to the Corporation and the Canadian Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities under the Canadian Unsubordinated Debt Indenture;

(7)

a default with respect to any Indebtedness, which default results in the acceleration of any issue of Indebtedness in an aggregate amount in excess of the greater of 5% of Consolidated Equity and $100.0 million, or the equivalent thereof in any other currency, without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof shall have been given to the Corporation by the Canadian Trustee, or to the Corporation and the Canadian Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities under the Canadian Unsubordinated Debt Indenture; and

(8)

the Corporation neglects to carry out or observe any covenant or condition contained in the Canadian Unsubordinated Debt Indenture on its part to be observed or performed and, after the required notice has been given by the Canadian Trustee to the Corporation, the Corporation fails to make good such default within a period of 60 days, or such shorter period as would at any time, if continued, render any substantial part of the property of the Corporation liable to forfeiture, unless the Canadian Trustee shall have agreed to a longer period, and in such an event, within the period agreed to by the Canadian Trustee.

If an Event of Default has occurred under the Canadian Unsubordinated Debt Indenture, the Canadian Trustee may in its discretion and shall upon the request in writing of the holders of at least 25% of the aggregate principal amount of the debt securities outstanding thereunder, subject to any waiver of default under the Canadian Unsubordinated Debt Indenture, by notice in writing to the Corporation declare the principal and interest on all debt securities then outstanding under the Canadian Unsubordinated Debt Indenture and other moneys payable thereunder to be due and payable.

If an Event of Default has occurred under the Canadian Unsubordinated Debt Indenture (otherwise than by default in payment of principal monies at maturity), the holders of not less than 66 2⁄3% of the principal amount of the debt securities outstanding thereunder shall have the power to instruct the Canadian Trustee to waive the default (provided that, if the Event of Default relates to a covenant applicable to a particular series or issue of debt securities issued under the Canadian Unsubordinated Debt Indenture only, then only the holders of not less than 66 2⁄3% of the principal amount of outstanding debt securities of that series or issue, as applicable, shall be entitled to waive the default). The Canadian Trustee, so long as it has not become bound to institute any proceedings under the Canadian Unsubordinated Debt Indenture, shall have the power to waive the default if, in the Canadian Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor.

If the Corporation fails to pay to the Canadian Trustee, after the same has been declared due and payable, the principal of and premium, if any, and interest on all debt securities then outstanding under the Canadian Unsubordinated Debt Indenture, the Canadian Trustee may, in its discretion, and shall upon the request in writing of the holders of not less than 25% of the principal amount of the debt securities outstanding under the Canadian Unsubordinated Debt Indenture, and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee to obtain or enforce payment of the said principal of, premium (if any) and interest on all outstanding debt securities under the Canadian Unsubordinated Debt Indenture together with other amounts due thereunder by any remedy or proceeding authorized by the Canadian Unsubordinated Debt Indenture or by law or equity as the Canadian Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Canadian Trustee shall act without such request, then by such proceedings authorized by the Canadian Unsubordinated Debt Indenture or by suit at law or in equity as the Canadian Trustee shall deem expedient.

Holders of debt securities issued under the Canadian Unsubordinated Debt Indenture may not institute any action or proceeding or exercise any other remedy authorized by the Canadian Unsubordinated Debt Indenture, including an action to enforce the Canadian Unsubordinated Debt Indenture or the debt securities issued thereunder, unless the Canadian Trustee shall have failed to act within a reasonable time after receipt by it of written notification of an Event of Default, and a request in writing of the holders of not less than 25% in principal amount of debt securities outstanding under the Canadian Unsubordinated Debt Indenture shall have been made calling for the Canadian Trustee to initiate enforcement proceedings and the holders have furnished to the Canadian Trustee, upon its request, indemnification to its satisfaction against all costs, expenses and liabilities to be incurred.

Defeasance

Under the Canadian Unsubordinated Debt Indenture, the Corporation shall be deemed to have fully paid, satisfied and discharged all the debt securities outstanding thereunder or all the debt securities of any series or issue outstanding thereunder, as applicable, when either:

(1)

the Corporation has irrevocably deposited or caused to be irrevocably deposited with the Canadian Trustee as trust funds in trust for the purpose, an amount sufficient to pay, satisfy and discharge the entire amount of principal, premium (if any) and accrued and unpaid interest to the maturity date or any repayment date, as the case may be, of all the debt securities outstanding thereunder or all the outstanding debt securities of the applicable series or issue, respectively; or

(2)

the Corporation has irrevocably deposited or caused to be irrevocably deposited with the Canadian Trustee as trust property in trust for the purpose, such amount of direct obligations of, or obligations the principal, premium (if any) and interest of which are guaranteed by, the Government of Canada or of the United States of America as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire amount of principal, premium (if any) and accrued and unpaid interest to the maturity date or any repayment date, as the case may be, of all the debt securities outstanding thereunder or all the outstanding debt securities of the applicable series or issue, respectively;

and in either event:

(3)

the Corporation has paid or caused to be paid all other sums payable with respect to all the outstanding debt securities thereunder or all the outstanding debt securities of the applicable series or issue, respectively;

(4)

the Corporation has delivered to the Canadian Trustee an officers’ certificate stating that all conditions precedent provided for under the Canadian Unsubordinated Debt Indenture relating to the payment, satisfaction and discharge of all the outstanding debt securities thereunder or all the outstanding debt securities of the applicable series or issue, respectively, have been complied with; and

(5)

except in respect of taxes arising with respect to deposited funds or other provision for payment in respect of the applicable debt securities as provided for under the Canadian Unsubordinated Debt Indenture, for the payment of which the Corporation has deposited funds with the Canadian Trustee as trust funds in trust for such purpose, the Canadian Trustee shall have received an opinion of nationally recognized counsel to the effect that the holders of the outstanding debt securities under the Canadian Unsubordinated Debt Indenture or the holders of the outstanding debt securities of the applicable series or issue, respectively, will not be subject to any additional taxes as a result of the exercise by the Corporation of the defeasance option and that they will be subject to taxes, if any, including those in respect of income (including taxable capital gain), on the same amount, in the same manner and at the same time or times as would have been the case if such option had not been exercised.

Modification and Waiver

The Canadian Unsubordinated Debt Indenture provides that the Corporation and the Canadian Trustee may, without the consent of the holders of debt securities outstanding thereunder, execute, acknowledge and deliver indentures or instruments supplemental thereto which shall thereafter form part thereof for certain purposes, including: (a) establishing the terms and conditions attaching to a series or issue of debt securities thereunder; (b) mortgaging, pledging, transferring, assuring and confirming to or vesting in the Canadian Trustee, or charging in favour of the Canadian Trustee, any property or assets owned or acquired by the Corporation; (c) evidencing the succession, or successive succession, of successors to the Corporation and the covenants of and obligations assumed by such successors; (d) giving effect to any extraordinary resolution; (e) adding limitations or restrictions, thereafter to be observed, upon the amount, dates of maturity, issue or the purposes of an issue of debt securities under the Canadian Unsubordinated Debt Indenture or upon the dealing with the property of the Corporation, provided that the Canadian Trustee shall be of the opinion that such further limitations or restrictions shall not be prejudicial to the interests of the holders of debt securities issued under the Canadian Unsubordinated Debt Indenture; (f) adding to the covenants of the Corporation and providing for additional events of default; (g) providing that the terms of any covenant or other provision is applicable and has effect only so long as any one or more particular series or issue of debt securities remains outstanding under the Canadian Unsubordinated Debt Indenture or restricting the benefit of any covenant or other provision to one or more particular series or issue of debt securities outstanding under the Canadian Unsubordinated Debt Indenture, provided that the Canadian Trustee shall be of the opinion that the interests of holders of debt securities then outstanding thereunder shall not be prejudiced thereby; and (h) the correction or rectification of any errors, ambiguities or omissions in the Canadian Unsubordinated Debt Indenture.

The Canadian Unsubordinated Debt Indenture further provides that holders of debt securities outstanding thereunder and/or holders of debt securities of a series outstanding thereunder especially affected may, among other things, by extraordinary resolution: (1) agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the holders of debt securities outstanding thereunder and/or, subject to the Canadian Trustee’s prior approval, the rights of the Canadian Trustee against the Corporation or against its undertaking, property and assets or any part thereof; (2) direct or authorize the Canadian Trustee to exercise or refrain from exercising any power, right, remedy or authority given to it under the Canadian Unsubordinated Debt Indenture or the debt securities outstanding thereunder; (3) waive, and direct the Canadian Trustee to waive, any default on the part of the Corporation in complying with any provision of the Canadian Unsubordinated Debt Indenture or the debt securities outstanding thereunder either unconditionally or upon any conditions specified in such extraordinary resolution; and, in case any holder of debt securities outstanding thereunder shall have commenced any proceeding to enforce any remedy under the Canadian Unsubordinated Debt Indenture by reason of such default, restrain such holder from continuing such proceeding and to stay or discontinue the same, upon payment, in certain circumstances, of the reasonable and necessary costs, charges or expenses incurred by such holder in connection therewith; (4) sanction the exchange of the debt securities outstanding thereunder for securities of the Corporation or any other entity; and (5) assent to any modification, change in or omission from the provisions contained in the Canadian Unsubordinated Debt Indenture or in the debt securities outstanding thereunder which shall be agreed to by the Corporation and to authorize the Canadian Trustee to concur in and execute any supplemental indenture embodying such modification, change or omission.

Under the Canadian Unsubordinated Debt Indenture, an “extraordinary resolution”, with respect to debt securities outstanding thereunder or debt securities of a particular series outstanding thereunder, means a resolution passed, at a duly constituted meeting at which the holders of at least 25% of the principal amount of debt securities then outstanding thereunder and entitled to vote on the resolution are present in person or represented by proxy, by the favourable votes of the holders of not less than 66 2⁄3% of the principal amount of debt securities represented at the meeting and voted on such resolution, or instrument in writing signed by the holders of not less than 66 2⁄3% of the principal amount of all the debt securities outstanding thereunder or all the outstanding debt securities of the applicable series entitled to vote on the resolution.

If at any such meeting called for the purpose of passing an extraordinary resolution, the holders of 25% in principal amount of debt securities then outstanding under the Canadian Unsubordinated Debt Indenture are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of holders of debt securities outstanding under the Canadian Unsubordinated Debt Indenture, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. At the adjourned meeting, the holders of debt securities outstanding under the Canadian Unsubordinated Debt Indenture present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided under the Canadian Unsubordinated Debt Indenture shall be an extraordinary resolution under the Canadian Unsubordinated Debt Indenture notwithstanding that the holders of 25% in principal amount of debt securities then outstanding thereunder are not present in person or by proxy at such adjourned meeting.

Governing Law

The Canadian Unsubordinated Debt Indenture is and the debt securities issued thereunder will be governed by and construed in accordance with the laws of the Province of Alberta.

Global Securities

Unless otherwise indicated in an applicable prospectus supplement, the debt securities of a series issued under the Canadian Unsubordinated Debt Indenture may be issued in the form of one or more fully registered global debt securities (“Canadian Registered Global Security”) held by, or on behalf of, CDS Clearing and Depository Services Inc. or its successor (collectively, “CDS”) as depository of the Canadian Registered Global Securities (for its direct and indirect participants) and registered in the name of CDS or its nominee.

CDS will be responsible for establishing and maintaining book entry accounts for its participants having interests in Canadian Registered Global Securities. Participants will be responsible for establishing and maintaining book entry accounts for persons, other than participants, having interests in the Canadian Registered Global Securities. Except as described below, no purchaser of a debt security issued under the Canadian Unsubordinated Debt Indenture will be entitled to a certificate or other instrument from the Corporation or CDS evidencing that purchaser’s ownership thereof, and no owner of a debt security issued under the Canadian Unsubordinated Debt Indenture (other than participants) will be shown on the records maintained by CDS. Each purchaser of a debt security issued under the Canadian Unsubordinated Debt Indenture will receive a customer confirmation of purchase from the underwriter, dealer or agent, as the case may be, from whom such debt security is purchased in accordance with the practices and procedures of such underwriter, dealer or agent. The practices of such underwriters, dealers and agents may vary but generally customer confirmations are issued promptly after execution of a customer order.

Debt securities issued under the Canadian Unsubordinated Debt Indenture will be issued in fully registered form to participants and owners of such debt securities only if (i) CDS is no longer willing or able to continue as depository and the Corporation does not appoint a qualified successor; (ii) the Corporation, at its option, elects to terminate the book entry system through CDS; or (iii) in certain other circumstances.

Transfers of debt securities issued under the Canadian Unsubordinated Debt Indenture and represented by Canadian Registered Global Securities will be effected through records maintained by CDS for such Canadian Registered Global Securities or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). Owners of debt securities issued under the Canadian Unsubordinated Debt Indenture who are not participants in the depository service of CDS, but who desire to sell or otherwise transfer such debt securities, may do so only through participants in the depository service of CDS. The ability of an owner of a debt security issued under the Canadian Unsubordinated Debt Indenture to pledge such debt security or otherwise take action with respect to such debt security (other than through a participant) may be limited due to the lack of a physical certificate.

As long as CDS or its nominee is the registered owner of a Canadian Registered Global Security, CDS or its nominee, as the case may be, will be considered the sole owner of the Canadian Registered Global Security for the purposes of receiving payments of interest and principal on each Canadian Registered Global Security. The Corporation expects that CDS or its nominee, upon receipt of any payment of principal or interest in respect of a Canadian Registered Global Security, will credit participants’ accounts, on the date principal or interest is payable, with payments in amounts proportionate to their respective interests in the principal amount of such Canadian Registered Global Security as shown on the records of CDS or its nominee at the close of business on the seventh business day prior to the applicable interest payment date, with respect to the payment of interest, and, at maturity, with respect to the payment of principal. The Corporation also expects that payments of principal and interest by participants to the owners of interests in such Canadian Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such participants. The responsibility and liability of the Corporation is limited to making payment of any principal and interest due on such Canadian Registered Global Securities to CDS or its nominee.

Any other rights of a holder of a debt security issued under the Canadian Unsubordinated Debt Indenture (including voting rights) must be exercised through a participant in CDS in accordance with the rules and procedures of CDS.

Where CDS or its nominee is not the registered owner of a Canadian Registered Global Security, as interest becomes due and payable on a fully registered debt security issued under the Canadian Unsubordinated Debt Indenture, the Corporation, either directly or through a trustee or paying agent, will send, prior to each interest payment date, by prepaid ordinary mail, a cheque for such interest (less any tax required to be withheld therefrom) payable to the order of the registered holder of such debt security appearing on the register maintained by the Canadian Trustee at the close of business on the seventh business day prior to the applicable interest payment date, and addressed to such holder at such holder’s last address appearing on the register. In the event of non-receipt of any cheque for interest by the person to whom it is sent, the Corporation will issue to such person a replacement cheque for a like amount upon being furnished with such evidence of non-receipt and indemnity as it shall reasonably require.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Canadian Unsubordinated Debt Indenture. Reference should be made to the Canadian Unsubordinated Debt Indenture for the full definition of each such term:

“Consolidated Equity” means the shareholders’ equity appearing on the most recent audited consolidated balance sheet of the Corporation prepared in accordance with Generally Accepted Accounting Principles (as defined herein); provided that appraisal credit increases shall not be included in Consolidated Equity.

“Consolidated Net Tangible Assets” means all consolidated assets of the Corporation as shown on the most recent audited consolidated balance sheet of the Corporation, less the aggregate of the following amounts reflected upon such balance sheet: (i) all goodwill, trademarks, copyrights and other similar intangible assets; (ii) to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset; provided that no deduction shall be made under this clause (ii) to the extent that such account reflects a decrease in value or periodic allocation of the cost of any asset referred to in clause (i) above; (iii) minority interests; (iv) current liabilities; and (v) Non-Recourse Assets (as defined herein) to the extent of the outstanding Non-Recourse Debt (as defined herein) financing such assets.

“Financial Instrument Obligations” means obligations arising under: (i) interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by a Person of which the subject matter is interest rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon interest rates in effect from time to time or fluctuations in interest rates occurring from time to time; (ii) currency swap agreements, cross currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by a Person of which the subject matter is currency exchange rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon currency exchange rates in effect from time to time or fluctuations in currency exchange rates occurring from time to time; and (iii) any agreement for the making or taking of any commodity (including natural gas, oil or electricity), commodity swap agreements, floor, cap or collar agreements, commodity futures or options or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is one or more commodities or pursuant to which the price, value or amount payable thereunder is dependent or based upon the price of one or more commodities in effect from time to time or fluctuations in the price of one or more commodities occurring from time to time.

“Generally Accepted Accounting Principles” means generally accepted accounting principles in Canada which are in effect from time to time, unless the Person’s most recent audited or unaudited interim financial statements are prepared in accordance with generally accepted accounting principles in the U.S., in which case “Generally Accepted Accounting Principles” shall mean generally accepted accounting principles in the U.S. in effect from time to time.

“Indebtedness”, as to the Corporation, means and includes, without duplication: (i) all items of indebtedness or liability which in accordance with Generally Accepted Accounting Principles would be considered to be direct indebtedness or liabilities of the Corporation as at the date as of which indebtedness is to be determined; (ii) the full amount of all liabilities of others for the repayment, either in money or in property, of borrowed money, guaranteed or endorsed (otherwise than for purposes of collection) by the Corporation, or which the Corporation is obligated, contingently or otherwise, to purchase, or on which the Corporation is otherwise contingently liable; and (iii) liabilities secured by Purchase Money Mortgages (as defined herein) on property owned by the Corporation or by mortgages or liens existing on such property at the time of acquisition thereof by the Corporation or by conditional sales or other title retention agreements with respect to any such property, whether or not such liabilities shall have been assumed by the Corporation.

“Issue Date” means the date on which the applicable debt securities are initially issued under the Canadian Unsubordinated Debt Indenture.

“Non-Recourse Assets” means the assets directly or indirectly created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred or assumed and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights, collateral or proceeds arising from or connected with the assets directly or indirectly created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which recourse of the lender of such Non-Recourse Debt (or any agent, trustee, receiver or other Person acting on behalf of such lender in respect of such Non-Recourse Debt) is limited in all circumstances (other than in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings).

“Non-Recourse Debt” means any indebtedness, liability or other obligations (including Purchase Money Obligations (as defined herein)), and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another Person and, in each case, incurred or assumed to finance or refinance the creation, construction, development or acquisition, directly or indirectly, of assets and any increases in or extensions, renewals or refunding of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof (or any agent, trustee, receiver or other Person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations) or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings) to the assets directly or indirectly created, constructed, developed or acquired in respect of which such indebtedness, liabilities and obligations have been incurred or assumed and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral or proceeds arising from or connected with the assets directly or indirectly created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Purchase Money Mortgage” means a Security Interest (as defined herein) on or against any property securing any Purchase Money Obligation for such property.

“Purchase Money Obligation” means any Indebtedness or monetary obligation created or assumed as part of the purchase price of real or tangible personal property, and other property (including intangible property) related to such real or tangible personal property, whether or not secured, and any extensions, renewals or refundings of any such Indebtedness or obligation, provided that the principal amount of such Indebtedness or obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any Security Interest given in respect of such Indebtedness or obligation shall not extend to any property other than the property acquired in connection with which such Indebtedness or obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and all proceeds thereof.

“Security Interest” means any assignment, mortgage, charge, pledge, lien, encumbrance, conditional sale or title retention agreement, or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, which secures payment or performance of any obligation.

“Subsidiary” of any Person means (i) any corporation of which there are owned, directly, indirectly or beneficially, by such Person or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries, Voting Shares (as defined herein) which, in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of all the outstanding Voting Shares of such corporation for the election of its directors; (ii) any partnership of which such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries, directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; or (iii) any other Person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries.

“Voting Shares” means shares of capital stock of any class of a corporation having under all circumstances the right to vote for the election of the directors of such corporation, provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities to or through underwriters or dealers purchasing as principals, and also may sell the debt securities to one or more purchasers directly or through agents. The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the debt securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution. If the debt securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’, as applicable, compensation will be increased or decreased by the amount by which the aggregate price paid for the debt securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents, as applicable, to us.

The prospectus supplement relating to a particular offering of debt securities will identify each underwriter, dealer or agent, as the case may be, engaged by TCPL in connection with the offering and sale of the debt securities, and will also set forth the terms of the offering of such debt securities, including the type of debt security being offered, the public offering price (or the manner of determination thereof if offered on a non-fixed price basis), the method of distribution of such debt securities, the proceeds to the Corporation, any underwriters’, dealers’ or agents’ fees, commissions or other items constituting underwriters’, dealers’ or agents’, as applicable, compensation and any concessions or discounts allowed or re-allowed or paid by any underwriters, dealers or agents to others. Only underwriters, dealers or agents so named in the prospectus supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the debt securities offered thereby.

If underwriters purchase debt securities as principal, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, as described in the applicable prospectus supplement. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities offered by the prospectus supplement if any of such debt securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time. The prospectus supplement will also set forth the intention of any underwriters, agents or dealers to engage in stabilizing, to syndicate short covering transactions or penalty bids, or to undertake any other transactions during the offering that may stabilize, maintain, or otherwise affect the debt securities’ price. Such transactions, if commenced, may be interrupted or discontinued at any time without notice. Any underwriters, dealers or agents to or through whom the debt securities are sold by the Corporation for public offering and sale may make a market in the debt securities, but such underwriters, dealers or agents will not be obligated to do so and may interrupt or discontinue any market making at any time without notice. No assurance can be given that a trading market in any of the debt securities will develop or as to the liquidity of any trading market for such debt securities.

Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of the debt securities may be entitled to indemnification by the Corporation against certain liabilities, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

The debt securities may be offered and sold by the Corporation directly or through agents designated by the Corporation from time to time. Any agent participating in the distribution of the debt securities may be deemed to be an “underwriter”, as that term is defined in the Securities Act, of the debt securities so offered and sold. The debt securities also may be sold to dealers at the applicable price to the public set forth in the applicable prospectus supplement for resale to purchasers. Such dealers may be deemed to be “underwriters” within the meaning of the Securities Act.

Unless otherwise specified in the applicable prospectus supplement, each series or issue of the debt securities will be a new issue of securities with no established trading market and will not be listed on any securities or stock exchange.

If so indicated in the prospectus supplement relating to a particular offering of debt securities, the Corporation will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase such debt securities from the Corporation pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitations of such contracts.

ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation is a corporation incorporated under and governed by the Canada Business Corporations Act. Some of the directors and officers of the Corporation, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the U.S., and all or a substantial portion of their assets, and a substantial portion of the Corporation’s assets, are located outside the U.S. The Corporation has appointed an agent for service of process in the U.S., but it may be difficult for holders of debt securities who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for holders of debt securities who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon the Corporation’s civil liability and the civil liability of the directors and officers of the Corporation and experts under U.S. federal securities laws.

The Corporation has been advised by its Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Blake, Cassels & Graydon LLP, however, that there is real doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

The Corporation filed with the SEC, concurrently with its registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed

TransCanada PipeLine USA Ltd. as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a U.S. court arising out of or related to or concerning an offering of debt securities under this prospectus.

AGENT FOR SERVICE OF PROCESS

Scott B. Bonham, Cheryl F. Campbell, Bill Johnson, John E. Lowe, Mary Pat Salomone, Thierry Vandal and Dheeraj Verma are directors of the Corporation who reside outside of Canada and each of these directors has appointed the Corporation as agent for service of process at 450 - 1st Street, S.W., Calgary, AB T2P 5H1. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of the acquisition, ownership and disposition of any debt securities offered thereunder, including whether payments of principal, premium, if any, and interest on debt securities will be subject to Canadian non-resident withholding tax.

The applicable prospectus supplement may also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any debt securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, any such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

RISK FACTORS

Investment in debt securities is subject to various risks including those discussed below and those risks inherent in the pipeline, power and natural gas storage industries. Prospective purchasers of the debt securities should consider carefully the risk factors contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement relating to an offering of debt securities.

Discussions of certain risks affecting the Corporation in connection with its business are provided in TCE’s annual and interim disclosure documents filed with the various securities regulatory authorities, which are incorporated by reference in this prospectus.

Risks Relating to the Unsecured Nature of the Debt Securities

The debt securities will be unsecured debt of the Corporation and will be effectively subordinated to all existing and future secured debt of the Corporation, to the extent of the assets securing such debt. If the Corporation is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would be paid before the holders of debt securities receive any amounts due under the debt securities to the extent of the value of the assets securing the secured debt. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities.

Structural Subordination

The debt securities will not be guaranteed by any subsidiaries of the Corporation. Therefore, the debt securities will be effectively subordinated to all existing and future liabilities of the Corporation’s subsidiaries.

The creditors of those subsidiaries will have the right to be paid before payment on the debt securities from any cash received or held by those subsidiaries. In the event of any bankruptcy, dissolution, liquidation or reorganization of one of those subsidiaries, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to the Corporation in its capacity as an equityholder of such subsidiary.

Liquidity Risk

The Corporation does not intend to list the debt securities on any stock exchange and there can be no assurance that there will be a secondary market for or liquidity in the debt securities. This may affect the pricing of the debt securities in the secondary market, the transparency and availability of trading prices, the liquidity of the debt securities, and the extent of issuer regulation. Any underwriters, dealers or agents to or through whom the debt securities are sold by the Corporation for public offering and sale may from time to time purchase and sell the debt securities in the secondary market or make a market for the debt securities, but such underwriters, dealers or agents will not be obligated to do so and there can be no assurance that any underwriter, dealer or agent will undertake any market making activities in respect of the debt securities.

Interest Rate Risks

Prevailing interest rates will affect the market price or value of the debt securities. The market price or value of the debt securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Credit Ratings May Not Reflect All Risks of an Investment in the Debt Securities and May Change

Credit ratings may not reflect all risks associated with an investment in the debt securities. Any credit ratings applied to the debt securities are an assessment of the Corporation’s ability to pay its obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the debt securities. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the debt securities. There is no assurance that any credit rating assigned to the debt securities will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

Risks Associated with Floating Rate Debt Securities

An investment in debt securities which are issued with a floating rate of interest entails significant risks not associated with investments in fixed rate debt securities. The resetting of the applicable rate on a floating rate debt security may result in lower interest compared to a fixed rate debt security issued at the same time. The applicable rate on a floating rate debt security will fluctuate in accordance with fluctuations in the instrument or obligation on which the applicable rate is based, which in turn may fluctuate and be affected by a number of interrelated factors, including economic, financial and political events over which the Corporation has no control.

Redemption of Debt Securities

If the debt securities are redeemable at the Corporation’s option, as provided in the applicable prospectus supplement, the Corporation may choose to redeem the debt securities from time to time, especially when prevailing interest rates are lower than the rate borne by the debt securities. If prevailing rates are lower at the time of redemption, a purchaser would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the debt securities being redeemed. The Corporation’s redemption right also may adversely impact a purchaser’s ability to sell debt securities as the optional redemption date or period approaches.

Foreign Currency Risks

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include, but are not limited to, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity issues in the secondary market. These risks will vary dependent upon the currency or currencies involved and, if applicable, will be more fully described in the applicable prospectus supplement.

In addition, any debt securities issued pursuant to the Canadian Unsubordinated Debt Indenture will be governed by and construed in accordance with the laws of the Province of Alberta. Any judgment obtained in Canada in respect of such debt securities will be expressed in Canadian currency as the Currency Act (Canada) provides that any reference to money in a legal proceeding in Canada shall be stated in Canadian currency and such judgment may be based on a rate of exchange on a date other than the date of payment.

Limited Protections Under the Indentures

While each Indenture contains terms intended to provide protection to the holders of the debt securities issued thereunder upon the occurrence of certain events involving significant corporate transactions, such terms will be limited and may not be sufficient to protect a holder’s investment in such debt securities. In particular, none of the Indentures:

(a)	require the Corporation to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

(b)	restrict the Corporation’s ability to repurchase or prepay any other of its securities or other indebtedness;

(c)

restrict the Corporation’s ability to make investments or to repurchase or pay dividends or make other payments in respect of its common shares or other securities ranking junior to the debt securities;

(d)	restrict the Corporation’s ability to enter into highly leveraged transactions; or

(e)	require the Corporation to repurchase the debt securities in the event of a change in control.

As a result of the foregoing, when evaluating an investment in the debt securities, prospective purchasers should be aware that the terms of the Indenture pursuant to which such debt securities will be issued do not restrict the Corporation’s ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on an investment in such debt securities.

LEGAL MATTERS

Certain matters relating to the issue and sale of the debt securities will be passed upon on behalf of the Corporation by Blake, Cassels & Graydon LLP, as to matters of Canadian law, and White & Case LLP, as to matters of U.S. law. As to matters of Canadian law, White & Case LLP will rely upon the opinion of Blake, Cassels & Graydon LLP.

EXPERTS

The audited consolidated financial statements of TCE as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

INTEREST OF EXPERTS

As at the date of this prospectus, the partners and associates of Blake, Cassels & Graydon LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation or of TCE. In connection with the audit of TCE’s annual financial statements for the year ended December 31, 2023, KPMG LLP has confirmed that they are independent with respect to the Corporation and TCE within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Corporation and TCE under all relevant U.S. professional and regulatory standards.

RELIANCE ON EXEMPTIONS FOR WELL-KNOWN SEASONED ISSUERS

The securities regulatory authorities in each of the provinces and territories of Canada have adopted substantively harmonized blanket orders, including Alberta Securities Commission Blanket Order 44-501 – Re Exemption from Certain Prospectus Requirements for Well-Known Seasoned Issuers, as varied by Alberta Securities Commission Variation of Blanket Order 44-501 (collectively with the equivalent local blanket orders in each of the other provinces and territories of Canada, as amended, modified or varied, the “WKSI Blanket Orders”). This prospectus has been filed by the Corporation in reliance upon the WKSI Blanket Orders, which permit “well-known seasoned issuers” or “WKSIs” (as such terms are defined in the WKSI Blanket Orders), to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: the documents referred to under “Documents Incorporated by Reference”; consent of KPMG LLP; consent of Blake, Cassels & Graydon LLP; consent of White & Case LLP; powers of attorney from directors and officers of the Corporation; the Indentures; Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the U.S. Unsubordinated Debt Indenture; and Statement of Eligibility of the Computershare Trust Company, N.A. on Form T-1 under the U.S. Subordinated Debt Indenture.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Unless provided otherwise in a prospectus supplement, set forth below is a description of a purchaser’s statutory rights.

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after the later of: (a) the date that the issuer: (i) filed the prospectus or any amendment on SEDAR+ and a receipt is issued and posted for the document and (ii) issued and filed a news release on SEDAR+ announcing that the document is accessible through SEDAR+; and (b) the date that the purchaser or subscriber has entered into an agreement to purchase the securities or a contract to purchase or a subscription for the securities. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages, if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. Purchasers should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

In an offering of convertible, exchangeable or exercisable debt securities, you are cautioned that the statutory right of action for damages for a misrepresentation contained in this prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the convertible, exchangeable or exercisable debt securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the debt security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal adviser.

CERTIFICATE OF TRANSCANADA PIPELINES LIMITED

Dated: December 5, 2024

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces and territories of Canada.

(SIGNED) FRANÇOIS L. POIRIER		(SIGNED) SEAN O’DONNELL
PRESIDENT		EXECUTIVE VICE-PRESIDENT
AND		AND
CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

On Behalf of the Board of Directors

(SIGNED) JOHN E. LOWE		(SIGNED) UNA POWER
DIRECTOR		DIRECTOR

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PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

Section 124 of the Canada Business Corporations Act (“CBCA”) and Section 6 of By-Law No. 1 of TransCanada PipeLines Limited (“TCPL”) provide for the indemnification of directors and officers of TCPL. Under these provisions, TCPL shall indemnify a director or officer of TCPL, a former director or officer, and may indemnify an individual who acts or acted at TCPL’s request as a director or officer or in a similar capacity of another entity (collectively, an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than in respect to an action by or on behalf of TCPL to procure a judgment in its favor) in which the individual is involved because of that association with TCPL or other entity, if the Indemnified Person fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of TCPL or in the best interests of such other entity as applicable and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of TCPL or such other entity to procure a judgment in its favor, TCPL, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from TCPL in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of his or her association with TCPL or such other entity if he or she fulfills the conditions in clauses (a) and (b) of this paragraph and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or controlling persons of TCPL pursuant to the provisions described above, or otherwise, TCPL has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TCPL maintains directors’ and officers’ liability insurance with policy limits, subject to the insurance policy terms and conditions, of U.S.$200,000,000 in the aggregate, subject to a deductible in respect of corporate reimbursement of U.S.$10,000,000 for each loss and a separate policy with a limit of U.S.$100,000,000 for non-indemnifiable losses only. Generally, under this insurance TCPL is reimbursed for payments in excess of the deductible made under corporate indemnity provisions on behalf of its directors and officers, and individual directors and officers (or their heirs and legal representatives) are covered for losses arising during the performance of their duties for which they are not indemnified by TCPL. Noteworthy exclusions from coverage are: claims arising from illegal acts, those acts which result in illegal personal profit, violation of any fiduciary duty under the United States of America Employee Retirement Income Security Act of 1974, pollution damage (except for resultant shareholder actions), bodily injury, property damage or engineering professional services and claims brought by a director or officer against TCPL, or another director or officer or by TCPL against a director or officer except for shareholder derivative actions not assisted in by a director or officer of TCPL.

The foregoing is a description of the provisions of Section 124 of the CBCA and TCPL’s By-Law No. 1 regarding indemnification of directors and officers of TCPL and TCPL’s directors’ and officers’ liability insurance in effect as of December 5, 2024.

Additionally, directors and officers of TCPL are party to indemnity agreements with TCPL pursuant to which TCPL has agreed to indemnify such directors and officers from liability arising in connection with the performance of their duties. Such indemnity agreements conform with the provisions of the CBCA.

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Management Information Circular of TC Energy Corporation (“ TCE”) dated April 10, 2024 for the annual and special meeting of shareholders held on June 4, 2024 (filed with the Securities and Exchange Commission as part of a Form 6-K report on April 16, 2024 and incorporated by reference herein).

4.2	Audited consolidated financial statements of TCE as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, the related notes thereto, and management’s assessment of the effectiveness of internal control over financial reporting and the auditors’ reports thereon (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 16, 2024 and incorporated by reference herein).

4.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations of TCE as at and for the year ended December 31, 2023 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 16, 2024 and incorporated by reference herein).

4.4	Annual Information Form of TCE for the year ended December 31, 2023, dated February 15, 2024 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 16, 2024 and incorporated by reference herein).

4.5	Unaudited interim consolidated comparative condensed financial statements of TCE as at September 30, 2024 and for the three- and nine-month periods ended September 30, 2024 and 2023, and the related notes thereto (filed with the Securities and Exchange Commission as part of a Form 6-K report on November 7, 2024 and incorporated by reference herein).

4.6	Management’s Discussion and Analysis of Financial Condition and Results of Operations of TCE as at and for the three- and nine-month periods ended September 30, 2024 (filed with the Securities and Exchange Commission as part of a Form 6-K report on November 7, 2024 and incorporated by reference herein).

5.1*	Consent of KPMG LLP.

5.2*	Consent of Blake, Cassels & Graydon LLP.

5.3*	Consent of White & Case LLP.

6.1*	Power of attorney (included in the signature page to this Registration Statement).

7.1	Second Amended and Restated Debt Indenture dated as of September 15, 2010 (the “U.S. Unsubordinated Debt Indenture”) between TCPL and The Bank of New York Mellon, as trustee (included as Exhibit 4.1 to the Form 6-K filed with the Securities and Exchange Commission on September 21, 2010 and incorporated by reference herein).

7.2*	Amended and Restated Subordinated Debt Indenture dated as of November 30, 2000 (the “U.S. Subordinated Debt Indenture”) between TCPL and Computershare Trust Company, N.A. (as successor to The Bank of Nova Scotia Trust Company of New York), as trustee.

7.3*	Trust Indenture dated as of December 15, 2004 (the “Canadian Unsubordinated Debt Indenture”), between TCPL and BNY Trust Company of Canada, as successor trustee.

7.4*	Statement of Eligibility of The Bank of New York Mellon on Form T-1 for the U.S. Unsubordinated Debt Indenture.

7.5*	Statement of Eligibility of Computershare Trust Company, N.A., on Form T-1 for the U.S. Subordinated Debt Indenture.

107*	Calculation of Filing Fee Tables.

*	Filed herewith.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 5th day of December, 2024.

TRANSCANADA PIPELINES LIMITED

By:

/s/ François L. Poirier
Name: François L. Poirier
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of François L. Poirier, Sean O’Donnell and Jane Brindle as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statements pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ François L. Poirier	Director, President and Chief Executive Officer (Principal Executive Officer)	December 5, 2024
François L. Poirier

/s/ Sean O’Donnell	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	December 5, 2024
Sean O’Donnell

/s/ Yvonne Frame-Zawalykut	Vice-President and Corporate Controller (Principal Accounting Officer)	December 5, 2024
Yvonne Frame-Zawalykut

/s/ John E. Lowe	Director, Chair of the Board	December 5, 2024
John E. Lowe

/s/ Scott Bonham	Director	December 5, 2024
Scott Bonham

/s/ Cheryl F. Campbell	Director	December 5, 2024
Cheryl F. Campbell

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Signature	Title	Date

/s/ Michael R. Culbert	Director	December 5, 2024
Michael R. Culbert

/s/ William D. Johnson	Director	December 5, 2024
William D. Johnson

/s/ Susan C. Jones	Director	December 5, 2024
Susan C. Jones

/s/ Dawn Madahbee Leach	Director	December 5, 2024
Dawn Madahbee Leach

/s/ David MacNaughton	Director	December 5, 2024
David MacNaughton

/s/ Una Power	Director	December 5, 2024
Una Power

/s/ Mary Pat Salomone	Director	December 5, 2024
Mary Pat Salomone

/s/ Indira Samarasekera	Director	December 5, 2024
Indira Samarasekera

/s/ Siim A. Vanaselja	Director	December 5, 2024
Siim A. Vanaselja

/s/ Thierry Vandal	Director	December 5, 2024
Thierry Vandal

/s/ Dheeraj Verma	Director	December 5, 2024
Dheeraj Verma

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of TransCanada PipeLines Limited in the United States, on December 5, 2024 in Calgary, Alberta, Canada.

TRANSCANADA PIPELINE USA LTD.

By:

/s/ Jane Brindle
Name: Jane Brindle
Title: Vice-President, Law and Corporate Secretary

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